                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
  [X] Definitive Proxy Statement               Rule 14a-6(e)(2))

  [ ] Definitive Additional Materials

  [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             SAMUELS JEWELERS, INC.
                             ----------------------

                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)   Title of each class of securities to which transaction applies:

  (2)   Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)   Proposed maximum aggregate value of transaction:

  (5)   Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)   Amount previously paid:

  (2)   Form, Schedule or Registration Statement no.:

  (3)   Filing Party:

  (4)   Date Filed:

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 3, 1999

                           ---------------------------

TO THE STOCKHOLDERS OF SAMUELS JEWELERS, INC.:

     The 1999 Annual Meeting of Stockholders of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), will be held at Hilton Dallas Parkway, 4801 LBJ Freeway, Dallas, Texas on Wednesday, November 3, 1999, at 9:00 a.m. local time, to consider and vote on the following matters:

     1. To elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To ratify the appointment of independent certified public accountants for the Company for fiscal year 2000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Company has fixed the close of business on October 1, 1999 as the record date for determining stockholders entitled to notice of and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted "FOR" the nominees for director named in the attached Proxy Statement and "FOR" the ratification of the appointment of the independent certified public accountants for the Company named in the Proxy Statement. The list of stockholders of the Company may be examined at the offices of the Company at 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

                                       By Order of the Board of Directors

                                       /s/ E. Peter Healey

                                       E. Peter Healey
                                       Secretary

September 27, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 3, 1999

     This Proxy Statement is being furnished to the holders of common stock (the "Common Stock") of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from such stockholders for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Hilton Dallas Parkway, 4801 LBJ Freeway, Dallas, Texas on Wednesday, November 3, 1999, beginning at 9:00 a.m. local time, and any adjournment or postponement thereof, for the purposes set forth in the preceding notice. A form of proxy for use at the Meeting is also enclosed. This Proxy Statement and the form of proxy is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Meeting on or about October 7, 1999.

     The Company has fixed the close of business on October 1, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date there were issued and outstanding and entitled to vote 5,061,800 shares of Common Stock, which is the Company's only class of voting securities with issued and outstanding shares as of that date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote thereat is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

     Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock held by such stockholder on the Record Date on all matters that properly come before the Meeting. For purposes of election of directors, each stockholder is entitled to as many votes as such stockholder would otherwise be entitled to cast multiplied by the number of directors to be elected. In such election of directors, a stockholder may cast all of the votes to which he or she is entitled for a single director, may distribute them among the number of directors or may distribute them among two or more directors as he or she desires.

     The election of directors requires a plurality of the shares of Common Stock that are voted thereon. Accordingly, the seven nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Meeting. It is the intention of the holders of proxies, unless authorization to do so is withheld, to vote "FOR" the election of the Board nominees named in this Proxy Statement. The holders of proxies may not vote such proxies for a greater number of persons than seven. However, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of such nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If prior to the Meeting any such nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such person or persons as shall be determined by the holders of proxies in accordance with their judgment.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

     Abstentions and broker non-votes will not be counted as votes cast for the election of directors. Abstentions will be considered present for calculating the vote on all other items being submitted to stockholders while broker non-votes will not be considered present for the purpose of calculating those votes. Therefore, provided that a quorum exists at the Meeting, abstentions and broker non-votes will have no effect on the election of directors and broker non-votes also will have no effect for votes on all other items being submitted to stockholders, but abstentions will have the effect of a negative vote for votes on those other items.

     Votes will be tabulated by Norwest Bank Minnesota, N.A., the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld and the number of shares held of record by broker-dealers and present at the Meeting but not voting.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company at the address above of written notice of revocation; (b) receipt by the Secretary of the Company at the address above of a duly executed proxy bearing a later date; or
(c) appearing at the Meeting and voting in person. Attendance in person at the Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends the Meeting may orally revoke his proxy at the Meeting and vote in person.

     All properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of the Board's nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent certified public accountants for the Company for fiscal year 2000. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the Meeting.

     The information provided in this Proxy Statement is generally for the Company. On October 2, 1998, the Company's predecessor-in-interest, Barry's Jewelers, Inc. ("Predecessor Company"), successfully emerged from bankruptcy proceedings, and, through a merger, the Predecessor Company was reincorporated in Delaware as the Company immediately thereafter. The Company provides information herein as it relates to the Predecessor Company under its obligations to do so as set forth in the Securities and Exchange Act of 1934, as amended.

     The date of this Proxy Statement is September 27, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best knowledge of the Company, the following table sets forth information, as of September 27, 1999, as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company (based upon Schedule 13D and 13G filings by such persons with the Securities and Exchange Commission (the "Commission") for beneficial ownership at such date) to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the officers named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the person or entity identified or described and is not within the direct knowledge of the Company. Except as otherwise noted, to the best knowledge of the Company, all persons and entities listed below have sole voting, investment and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                  NUMBER OF SHARES            PERCENT
NAME OF BENEFICIAL OWNER                                         BENEFICIALLY OWNED         OF CLASS(1)
------------------------                                         ------------------         -----------
Randy N. McCullough* .......................................          123,500(2)                 2.4

E. Peter Healey* ...........................................           86,375(3)                 1.7

Bill R. Edgel* .............................................           28,125(4)                  **

Chad C. Haggar* ............................................           28,125(4)                  **

Paul Hart* .................................................           28,125(4)                  **

David B. Barr* .............................................            1,250(5)                  **

David J. Breazzano* ........................................        1,793,689(5)(6)             35.4

David H. Eisenberg* ........................................            1,250(5)                  **

Wendy T. Landon* ...........................................               --                     **

Jerry Winston* .............................................            1,250(5)                  **

Ken D'Amato(7) .............................................               --                     **

DDJ Capital Management, LLC(8) .............................        1,792,439                   35.4
     141 Linden Street, Suite S-4
     Wellesley, Massachusetts 02482

Mitchell Hutchins Asset Management, Inc.(9) ................          998,511                   19.7
     1285 Avenue of the Americas, 15th Floor
     New York, New York 10019

Stephen Feinberg(10) .......................................          815,813                   16.1
     Park Avenue, 28th Floor
     New York, New York 10022

BMI Capital Corporation ....................................          364,275                    7.2
     570 Lexington Avenue
     New York, New York 10022

All executive officers and directors as a group
     (11 persons)...........................................        2,042,439                   41.0

----------
* Address is c/o Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

**   Less than one percent.

(1) Percentage of Common Stock beneficially owned is calculated based upon a denominator of 5,061,800 shares of Common Stock, except where beneficial ownership includes the right to acquire Common Stock through the exercise of options or warrants within 60 days of the date of this Proxy Statement. In such instances, the number of shares subject to exercise by the beneficial owner is added to the denominator in calculating the percentage ownership of only the beneficial owner who possesses the right to exercise under the options or warrants.

(2) Includes the right to acquire beneficial ownership of 12,500 shares of Common Stock through options that will vest within 60 days.

(3) Includes the right to acquire beneficial ownership of 9,375 shares of Common Stock through options that will vest within 60 days.

(4) Includes the right to acquire beneficial ownership of 3,125 shares of Common Stock through options that will vest within 60 days.

(5) Includes the right to acquire beneficial ownership of 1,250 shares of Common Stock through options that will vest within 60 days.

(6) With respect to 1,792,439 of such shares of Common Stock, Mr. Breazzano shares voting and dispositive power as a member of DDJ Capital Management, LLC, who may be deemed to beneficially own all of such shares (see note (8) below), but as to which he disclaims beneficial ownership.

(7)  Ken D'Amato resigned as director of the Company effective August 23, 1999.

(8) DDJ Capital Management, LLC may be deemed to beneficially own all of such shares through three funds controlled by it, including 1,704,939 shares owned by B III Capital Partners, L.P. (or approximately 33.7% of the Company's issued and outstanding Common Stock).

(9) Mitchell Hutchins Asset Management, Inc. beneficially owns all of such shares through four funds controlled by it.

(10) Stephen Feinberg may be deemed to beneficially own the following: 158,555 shares through the fund Cerberus Partners, L.P.; 267,710 shares through the fund Cerberus International, Ltd.; 24,510 shares through the fund Ultra Cerberus, Ltd.; 346,275 aggregate shares through additional private investment funds; and 18,763 warrants to purchase shares through the additional private investment funds. The warrants are exercisable through the payment of an exercise price, revised annually on the date after the October 2 anniversary of the Company's Warrant Agreement, which established such warrant rights.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the officers and directors of the Company and certain stockholders beneficially owning more than ten percent of the Company's Common Stock ("Ten Percent Stockholders") are required to file with the Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock. The Company's officers, directors and Ten Percent Stockholders failed to timely file the Initial Statement of Beneficial Ownership of Securities on Form 3, but such officers, directors and Ten Percent Stockholders have since filed such Forms 3. Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no additional Form 5 filings were required, the Company believes that all other such Section 16(a) filing requirements were timely satisfied.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Board currently consists of seven directors. In August 1999, Ken D'Amato resigned from the Board and the Board elected Wendy T. Landon to fill the vacancy created by the resignation. The Company's directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Because the nominees for election as directors are the same persons as currently serving on the Board, information with respect to the Company's directors is set forth below.

BOARD'S NOMINEES

     The nominees for director are David B. Barr, David J. Breazzano, David H. Eisenberg, E. Peter Healey, Wendy T. Landon, Randy N. McCullough and Jerry Winston. Messrs. Healey and McCullough are the only members of the Board who are also executive officers of the Company.

     Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.

                                       YEAR JOINED
       NAME                  AGE         COMPANY       POSITION(S) HELD
       ----                  ---       -----------     ----------------
David H. Eisenberg            63          1998         Chairman of the Board
David B. Barr                 36          1998         Director
David J. Breazzano            43          1998         Director
E. Peter Healey               46          1998         Director
Wendy T. Landon               34          1999         Director
Randy N. McCullough           47          1998         Director
Jerry Winston                 75          1998         Director

     DAVID H. EISENBERG is Chairman of the Board and has been a director of the Company since September 22, 1998. Since November 8, 1998, Mr. Eisenberg has been Co-Chairman and Chief Executive Officer of Let's Talk Cellular & Wireless, a publicly traded retail chain of 260 stores based in Miami, Florida. Mr. Eisenberg served as Chairman, President and Chief Executive Officer of Chief Auto Parts Inc., a retail auto parts chain of 550 stores headquartered in Dallas, Texas, from November 1992 to September 1998. Mr. Eisenberg currently serves on the boards of directors of PowerSports, Inc., Earl Scheib, Inc., and several charitable organizations.

     DAVID B. BARR has been a director of the Company since September 22, 1998. Mr. Barr has been Chief Executive Officer and a Member of PMTD Restaurants, LLC since September 1998. He served in the offices of Chief Executive Officer, President, Vice President of Finance and Treasurer of Great-American Cookie Company, Inc. ("GACC") from May 1996 to September 1998. Mr. Barr was Executive Vice President of Operations, Chief Financial Officer and Treasurer of GACC from July 1995 to May 1996. Prior to that, Mr. Barr served as Chief Financial Officer, Vice President of Finance and Treasurer of GACC from May 1994. Mr. Barr served as Finance Manager of Pizza Hut, Inc. from March 1991 to May 1994.

     DAVID J. BREAZZANO has been a director of the Company since September 22, 1998. Mr. Breazzano co-founded DDJ Capital Management, LLC in March 1996 and has been a member since such time. From October 1990 to February 1996, Mr. Breazzano was Vice President of, and Portfolio Manager for Fidelity Management & Research Company. Mr. Breazzano currently serves as a director of Key Energy Group, Inc. and Waste Systems International, Inc.

     E. PETER HEALEY has been a director of the Company since September 22, 1998. Mr. Healey has served as the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since February 1997. From 1994 to 1996, Mr. Healey was the Vice President, Chief Financial Officer, Secretary and Treasurer of MS Financial, Inc. From 1985 to 1993, Mr. Healey was with Zale Corporation, serving as Vice President and Treasurer from 1987 to 1993.

     WENDY T. LANDON has been a Vice President of DDJ Capital Management, LLC since 1997. From 1992 through 1997, Ms. Landon worked at Fidelity Investments as a high yield analyst focusing on the media, telecommunications and retailing sectors. Before joining Fidelity, Ms. Landon worked as a Senior Financial Analyst with responsibilities for private placements with Oppenheimer and Company, Inc.

     RANDY N. MCCULLOUGH has been a director of the Company since September 22, 1998. Mr. McCullough has been the Company's President and Chief Executive Officer since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since March 31, 1998. Mr. McCullough served as the Predecessor Company's Executive Vice President and Chief Operating Officer from January to March 1998. Mr. McCullough joined the Predecessor Company in April 1997 and was its Senior Vice President-Merchandise from April 1997 to March 1998. Prior to joining the Predecessor Company, Mr. McCullough served as President of Silverman's Factory Jewelers from 1991 to March 1997. Prior to that time, Mr. McCullough was a senior manager with a leading national retail jewelry chain for over 18 years.

     JERRY WINSTON has been a director of the Company since September 22, 1998. Prior to retirement in 1997, Mr. Winston was President of Jerry Winston Enterprises, Ltd., a wholesale diamond business, since 1990. Prior to 1990, Mr. Winston served as Executive Vice President of Harry Winston, Inc. for over 30 years with responsibility for directing the wholesale diamond division of one of the world's largest diamond distributors.

DIRECTOR COMPENSATION

     Employees of the Company receive no extra pay for serving as directors. The Company pays each of its non-employee directors (including any non-employee director holding an officer's title with the Company but who is not separately compensated for serving in such position) an annual retainer fee of $15,000, plus, for attendance at meeting of the Board or committee meetings, an additional $500 per meeting. Directors are also reimbursed for the reasonable expenses incurred in connection with attending meetings of the Board and its committees.

     By and at the discretion of the Board, non-employee directors periodically may also be granted options to purchase Common Stock under the Company's 1998 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). The Company is authorized to issue 250,000 shares of Common Stock under the Non-Employee Directors Plan. Each non-employee director elected to the Company's initial Board was granted under the Non-employee Directors Plan, subject to the stockholder approval of the Non-employee Directors Plan, which approval was received at the Annual Meeting of Stockholders held on November 3, 1998, an option to purchase 5,000 shares of Common Stock upon their election as director. Those options in the aggregate represented the right to purchase 25,000 shares of Common Stock and 225,000 shares remained authorized for issuance under the Non-employee Directors Plan at the end of Fiscal 1999. All such options granted under the Non-employee Directors Plan have an exercise price equal to the market price of the Common Stock on the date of grant.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

     Since the Company's inception on August 20, 1998, the Board has held five meetings, including two special meetings and three regular meetings. Further information concerning the Board's standing committees appears below.

AUDIT COMMITTEE

     The Audit Committee of the Board was created at the September 22, 1998 Board meeting and consists of David B. Barr and Wendy T. Landon, who was elected to fill the vacancy on the committee created by Ken D'Amato's resignation. The functions of the Audit Committee are, among other things, to recommend to the Board selection of the Company's independent accountants, to review the scope and results of the year-end audit with the independent accountants, and to review the Company's internal accounting and financial controls and reporting systems and practices. During fiscal year 1999, the Audit Committee met once.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board was created at the September 22, 1998 Board meeting and consists of David J. Breazzano, David H. Eisenberg and Jerry Winston. The functions of the Compensation Committee are, among other things, to make recommendations to the Board concerning compensation plans and salaries of the Company's officers and other key personnel and to administer the Company's stock option, incentive stock, employee stock purchase and bonus plans. During fiscal year 1999, the Compensation Committee met once.

NOMINATING COMMITTEE

     The Company has no nominating committee or other committee of the Board performing similar functions.

                               EXECUTIVE OFFICERS

     The Company's executive officers are elected by the Board to hold office until their respective successor is elected and qualified or until their earlier resignation or removal. Information with respect to the Company's current executive officers is set forth below.

                                       YEAR JOINED
       NAME                  AGE         COMPANY       POSITION(S) HELD
       ----                  ---       -----------     ----------------
Randy N. McCullough           47           1998        President and Chief Executive Officer
E. Peter Healey               46           1998        Executive Vice President, Chief Financial
                                                         Officer, Secretary and Treasurer
Bill R. Edgel                 33           1998        Senior Vice President--Merchandising and
                                                         Marketing
Chad C. Haggar                35           1998        Senior Vice President--Operations
Paul W. Hart                  41           1998        Senior Vice President--Information Systems
Robert J. Herman              38           1998        Vice President, Controller and Assistant
                                                         Secretary

     Biographical information for Messrs. McCullough and Healey can be found under "Proposal 1. Election of Directors -- Board's Nominees."

     BILL R. EDGEL has been the Company's Senior Vice President -- Merchandising and Marketing since October 2, 1998, and previously served the Predecessor Company as Vice President of Marketing since February 1997. Prior to joining the Predecessor Company, Mr. Edgel served as Director of Credit Marketing of Macy's West, a division of Federated Department Stores, from 1996 to 1997. From 1995 to 1996, Mr. Edgel served as Director of Marketing for Merksamer Jewelers, Inc. From 1993 to 1995, Mr. Edgel served as Advertising Manager/Creative Director for Troutman's Emporium, Inc. From 1992 to 1993, Mr. Edgel served as Partner/Creative Director of Vaki Advertising, Inc.

     CHAD C. HAGGAR has been the Company's Senior Vice President -- Operations since October 2, 1998, and previously served as Vice President -- Operations for the Predecessor Company since February 1997. Prior to joining the Predecessor Company, Mr. Haggar served as Director of Stores of Fred Meyer, Inc. from 1996 to 1997. From before 1987 to 1996, Mr. Haggar served as Regional Manager of Merksamer Jewelers, Inc. Prior to 1987, Mr. Haggar served in various management positions, with leading jewelry chains, for over six years.

     PAUL W. HART has been the Company's Senior Vice President -- Information Systems since October 2, 1998, and previously served as Vice President -- Management Information Systems for the Predecessor Company since August 1997. Prior to joining the Predecessor Company, Mr. Hart served as Vice President -- Management Information Systems of MS Financial, Inc. From 1974 to 1995, Mr. Hart was employed by Zale Corporation, serving as Director of Credit Systems from 1994 to 1995, and as its Manager of Business Systems Planning and Support from 1988 to 1994.

     ROBERT J. HERMAN has been the Company's Vice President, Controller and Assistant Secretary since October 2, 1998, and previously served in that capacity for the Predecessor Company since February 1998. Prior to joining the Predecessor Company, Mr. Herman served as the Controller for Datamark, Inc. from 1997 to February 1998. From 1994 to 1997, Mr. Herman served as the Controller for Silverman's Factory Jewelers. From 1987 to 1994, Mr. Herman was employed by Sunbelt Nursery Group, Inc., serving as its Controller from 1991 to 1994.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each its four other most high compensated executive officers as of May 29, 1999 (collectively, the "Named Executive Officers") for service in all capacities with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                    ANNUAL COMPENSATION                 COMPENSATION
                                             --------------------------------    -------------------------
                                                                                           AWARDS
                                                                                 -------------------------
                                                                                                SECURITIES
                                                                     OTHER                        UNDER-
                                                                     ANNUAL      RESTRICTED       LYING
                                                                     COMPEN-       STOCK         OPTIONS/         ALL OTHER
      NAME AND PRINCIPAL                     SALARY      BONUS      SATION(2)    AWARD(S)(3)       SARS        COMPENSATION(4)
          POSITION                YEAR(1)     ($)         ($)          ($)           ($)            (#)              ($)
      ------------------          -------    ------      -----      ---------    -----------    ----------     ---------------
Randy N. McCullough ............    1999     309,929     211,458      80,500       666,667        50,000            1,825
President and Chief                 1998     241,922      81,750        --            --            --              1,600
Executive Officer                   1997      24,462        --          --            --            --               --

E. Peter Healey ................    1999     291,306     203,125      60,375       500,000        37,500            2,222
Executive Vice President            1998     275,000     103,125        --            --            --              1,808
and Chief Financial Officer         1997      61,057        --          --            --            --               --

Chad C. Haggar .................    1999     178,355      66,250       5,031        41,667        12,500              330
Senior Vice President--             1998     165,000      41,250        --            --            --                280
Operations                          1997      41,804        --          --            --            --               --

Bill R. Edgel ..................    1999     145,712      45,000       5,031        41,667        12,500              260
Senior Vice President--             1998     120,000      20,000        --            --            --                202
Merchandising and Marketing         1997      28,530      15,000        --            --            --               --

Paul W. Hart ...................    1999     136,750      42,500       5,031        41,667        12,500              314
Senior Vice President--             1998      94,615      20,000        --            --            --                104
Management Information Systems      1997        --          --          --            --            --               --

----------

(1) "1999" represents the Company's initial fiscal year ended May 29, 1999 and includes information relating to the Predecessor Company with respect to the period between the end of its fiscal year 1998 and October 2,

     1998. "1998" and "1997" represent fiscal years ended May 30, 1998 and May 31, 1997, respectively, for the Predecessor Company. Amounts shown in the rows for 1999 compensation reflect amounts paid by both the Company and the Predecessor Company for Fiscal 1999. Amounts shown in the rows for 1998 and 1997 compensation reflect compensation paid by the Predecessor Company.

(2) Includes bonuses paid by the Company to compensate for the taxes incurred as part of the grants of equity in the Company to the Named Executive Officers pursuant to their respective employment agreements. Under the terms of the employment agreements, the Company agreed to loan funds to approximate such taxes and also to make bonus payments, provided generally the Named Executive Officer remains employed by the Company on the due date, equal to the amounts of principal (but not interest thereon) due under the promissory notes executed as part of the loans. The repayment terms for the loans calls for quarterly payments over three years for each of the Named Executive Officers. Excludes perquisites, other personal benefits, securities and property, which, in the aggregate, did not exceed in any year shown the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year.

(3) The restricted stock awards were made to the Named Executive Officers upon the reorganization of and merger with the Predecessor Company and were made in lieu of confirmation bonuses provided for in their employment contracts with the Predecessor Company. The Named Executive Officers possess all of the restricted stock holdings of the Company. As of the end of Fiscal 1999, the aggregate restricted stock holdings of the Company were 250,000 shares of Common Stock and the aggregate value of such holdings was $1,000,000, based on a valuation of $4.00 per share, which is the price at which the Company's Common Stock was trading at the close of business on May 28, 1999. The awards of each Named Executive Officer vest in 25% increments on the date of such grant and the three successive anniversaries thereof. Dividends will be paid on these restricted stock holdings to the extent the Company pays any dividends with respect to its Common Stock.

(4) Includes the dollar value of payments by the Company with respect to group term life insurance and life insurance premium reimbursements for the benefit of each of the respective Named Executive Officers.

EMPLOYMENT AGREEMENTS

     Upon the reorganization of and merger with the Predecessor Company, the Company entered into employment agreements with each of the Named Executive Officers. Set forth in the following table are some of the terms and conditions of each of the employment agreements. The text following the table summarizes the employment agreements' provisions in the event of the termination of or resignation by the respective Named Executive Officer or of a change in control of the Company.

                                                       MAXIMUM ANNUAL
                                                         CASH BONUS               GRANT OF
                                   ANNUAL BASE       (AS A PERCENTAGE OF         RESTRICTED         SHARES UNDERLYING
            EXECUTIVE                SALARY          ANNUAL BASE SALARY)          STOCK (1)           STOCK OPTIONS
-----------------------------      -----------       -------------------        --------------      -----------------
Randy N. McCullough..........        $325,000                100%               100,000 shares        50,000 shares

E. Peter Healey..............        $300,000                100%                75,000 shares        37,500 shares

Chad C. Haggar...............        $150,000                 50%                25,000 shares        12,500 shares

Bill R. Edgel................        $150,000                 50%                25,000 shares        12,500 shares

Paul Hart....................        $135,000                 50%                25,000 shares        12,500 shares

----------

(1) Shares granted on October 2, 1998 upon effectiveness of the reorganization of and merger with the Predecessor Company.

         Under all of these employment agreements, if a Named Executive Officer's employment is terminated due to the respective Named Executive Officer's death or disability, such Executive is entitled to receive (i) accrued annual base salary and benefits, (ii) his full annual cash bonus and (iii) an amount equal to 18 months of his base salary. If the employment of Messrs. McCullough or Healey is terminated by the Company without cause or by the respective executive officer with good reason, the respective terminated or resigning executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to three times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is (A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the employment of Messrs. Haggar, Edgel and Hart is terminated by the Company without cause or by the respective executive officer with good reason, the respective executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to two times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is
(A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the Named Executive Officer's employment is terminated by the Company for cause or by the Named Executive Officer without good reason, such Named Executive Officer is entitled to receive accrued annual base salary and benefits and his prorated annual cash bonus.

OPTIONS GRANTED

         The table below contains information with respect to stock options granted to the Named Executive Officers in Fiscal 1999.

                                               OPTIONS GRANTS IN LAST FISCAL YEAR

                                    Number of                                                  Potential Realizable
                                    Securities                                                   Value at Assumed
                                      Under-      % of Total                                  Annual Rates of Stock
                                      lying         Options                                   Price Appreciation for
                                     Options      Granted to    Exercise                           Option Term
                                     Granted     Employees in     Price      Expiration      -------------------------
Name                                  (#)(1)      Fiscal Year   ($/SH)(2)      Date(3)       5% ($)(4)      10% ($)(4)
----                                ----------   ------------   ---------    ----------      ---------      ----------
Randy N. McCullough                   50,000          21.6        6.67        11/03/08        209,736        531,513
E. Peter Healey                       37,500          16.2        6.67        11/03/08        157,302        398,635
Chad C. Haggar                        12,500           5.4        6.67        11/03/08         52,434        132,878
Bill R. Edgel                         12,500           5.4        6.67        11/03/08         52,434        132,878
Paul W. Hart                          12,500           5.4        6.67        11/03/08         52,434        132,878
------------------

(1) The Company has not granted any stock appreciation rights. These options become exercisable in installments of 25% on the successive four anniversaries of the date of grant.

(2) The exercise price of the options is equal to the fair market value on the date of grant as determined by the value exchanged, per share, by the Predecessor Company's bondholders for Common Stock.

(3) The stock options are subject to termination prior to their expiration date in some cases where employment is terminated.

(4) These columns show the gains the Named Executive Officers could realize if the Company's stock appreciates at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Commission, not the Company's predictions.


STOCK OPTION EXERCISES AND MAY 29, 1999 STOCK OPTION VALUE TABLE

         The following table shows information concerning stock options the Named Executive Officers exercised during Fiscal 1999, and unexercised options they held as of May 29, 1999.

                        AGGREGATED 1999 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                 SHARES                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                ACQUIRED                 UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                   ON        VALUE    OPTIONS AT FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                                EXERCISE   REALIZED   -----------------------------       ----------------------------
NAME                              (#)        ($)      EXERCISABLE     UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                              ----       ---      -----------    --------------       -----------    -------------
Randy N. McCullough..........      --        --            0            50,000                 0              0
E. Peter Healey .............      --        --            0            37,500                 0              0
Chad C. Haggar ..............      --        --            0            12,500                 0              0
Bill R. Edgel ...............      --        --            0            12,500                 0              0
Paul W. Hart ................      --        --            0            12,500                 0              0

--------

(1) None of the options granted to the Named Executive Officers were in-the-money options at end of Fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three directors, David J. Breazzano, David H. Eisenberg and Jerry Winston. Under the Company's By-laws, Mr. Eisenberg is considered an officer of the Company because he serves as the Chairman of the Board. However, he receives no compensation based upon his position as an officer of the Company. Mr. Eisenberg served as Chairman of the Board for the Company during Fiscal 1999. Messrs. Breazzano and Winston were not officers or employees of the Company during Fiscal 1999 or prior thereto.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The terms of the compensation for the Company's executive officers had previously been determined as part of the reorganization of and merger with the Predecessor Company. In its single meeting during Fiscal 1999, the Compensation Committee reviewed those arrangements for the compensation of the executive officers and determined they were appropriate. Therefore, the following text sets forth the Compensation Committee's general statement as to its policies in determining executive officer compensation.

         COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's philosophy of executive compensation is to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the executive officers with those of the stockholders.

         IMPLEMENTATION OF PHILOSOPHY

         Generally, the Compensation Committee seeks to realize this objective by the use of short term incentives in the form of salary and cash bonuses, and long term incentives in the form of stock option and restricted stock grants. Salaries initially are set based on the executive officer's experience and competitive conditions. Thereafter, salaries may be adjusted based on various factors, including the executive's performance. In setting and making adjustments to salaries, the Compensation Committee also considers salaries paid to similarly situated executive officers in comparable companies.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing Mr. McCullough's annual salary and incentive compensation, the Compensation Committee considered numerous factors, including Mr. McCullough's extensive experience in the jewelry industry, his prior success in turning around troubled companies and the market rate for presidents and chief executive officers with knowledge and experience commensurate to that of Mr. McCullough. Based on these factors, and after negotiations between the Compensation Committee and Mr. McCullough, the Compensation Committee established Mr. McCullough's compensation terms.

                           THE COMPENSATION COMMITTEE

                               David J. Breazzano
                               David H. Eisenberg
                                  Jerry Winston

COMMON STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return on the Company's Common Stock over the period since the stock has been traded and during which the Common Stock has been registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended, (assuming a $100 investment in the Common Stock at the beginning of such period and the reinvestment of all dividends). Such period begins on November 17, 1998 (the first day the Company's Common Stock was traded on Nasdaq's OTC Bulleting Board) and ends on May 28, 1999 (the last trading day of Fiscal 1999). Also presented are the cumulative total stockholder returns for the same period (assuming a $100 investment in each at the beginning of the period and the reinvestment of all dividends) of the Standard & Poor's Small Cap Index and the Standard & Poor's Retail (Specialty)-Small Index.

                        [TOTAL STOCKHOLDER RETURN GRAPH]

                                      Nov 17, 1998     May 28, 1999
       Samuels                              100.00           103.23
       S&P Small Cap 600 Index              100.00           108.31
       Retail (Specialty) - Small           100.00           112.53



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Under employment agreements entered into by the Company with executive officers Randy N. McCullough and E. Peter Healey, the Company agreed to provide Messrs. McCullough and Healey with a signing bonus in the form of equity grants that vest in 25% increments on the date of such grant and the three successive anniversaries thereof. In addition to the grants, the Company agreed to lend Messrs. McCullough and Healey, in varying amounts, sums to compensate for the taxes incurred as a result of the grants. Messrs. McCullough's and Healey's largest aggregate amount of indebtedness to the Company for such loans were $483,000 and $362,250, respectively. Under their respective employment agreements, Messrs. McCullough and Healey are obligated to repay their respective principal and interest on the loans quarterly for three years, with interest to accrue at the lowest statutory interest rate necessary for tax purposes. The Company holds twelve promissory notes for each of Messrs. McCullough and Healey to secure the repayment. The Company also agreed in the respective employment agreement with Messrs. McCullough and Healey to pay each a bonus equal to the amounts of principal (but not interest) due under the aforementioned promissory notes on the dates Messrs. McCullough and Healey are obligated to make their respective quarterly payments, provided generally that they remain employed on such date. In the event Messrs. McCullough or Healey voluntarily terminates his employment or is terminated by the Company for cause, his respective unpaid portion will be accelerated and all of the promissory notes related thereto will become due and payable within ninety days of the date of termination. In the event, Messrs. McCullough or Healey is terminated by the Company for other reasons, his respective signing bonus grant will immediately vest and the Company will be obligated to pay to him a one time lump sum bonus equal to the principal amount of any remaining outstanding promissory notes related to the respective grant to him. As of September 27, 1999, the amount outstanding on Messrs. McCullough's and Healey's related indebtedness to the Company was $362,250 and $271,688, respectively. The interest rate on the indebtedness of both Messrs. McCullough and Healey is 4.4%.

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee of the Board, none of whose members is an officer of the Company, the Board has appointed Deloitte & Touche LLP, as the independent certified public accountants of the Company for fiscal year 2000. Deloitte & Touche LLP has no investment in the Company and it served as the Company's independent certified public accountants for Fiscal 1999. It is intended that the appointment of Deloitte & Touche LLP be submitted to the stockholders for ratification at the Meeting. If the appointment is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board will consider whether to appoint other independent certified public accountants.

         The Company expects that one or more representatives of Deloitte & Touche LLP will be present at the Meeting with the opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2000.

                                  OTHER MATTERS

         The Company does not know of any other business to be presented at the Meeting and does not intend to bring any other matters before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                              SOLICITATION EXPENSES

         This solicitation of proxies is being made by the Board of the Company, and the cost of the solicitation will be borne by the Company. The principal solicitation of proxies is being made by mail, except that, if necessary, directors, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's next annual meeting of stockholders must be received by the Company no later than May 30, 2000 and the proposals must meet certain eligibility requirements under the rules of the Commission. Proposals must be addressed to the attention of the Corporate Secretary, Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

         Stockholder proposals, including nominations of one or more persons for election as directors, submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered in a notice to the attention of the Corporate Secretary at the address above and must be received by the Company no later than August 5, 2000. The notice must comply in all respects with the requirements therefor set forth in the Company's By-laws. If such notice is received after such respective date, the Company's proxy for the 2000 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2000 Annual Meeting of Stockholders.



                                              By Order of the Board of Directors
                                              /s/ E. Peter Healey

                                              E. Peter Healey
                                              Secretary

PROXY                        SAMUELS JEWELERS, INC.
              2914 Montopolis Drive, Suite 200, Austin, Texas 78741

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of SAMUELS JEWELERS, INC., a Delaware corporation (the "Company"), hereby appoints Randy N. McCullough and E. Peter Healey and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hilton Dallas Parkway, 4801 LBJ Freeway, Dallas, Texas at 9:00 a.m., local time, November 3, 1999 and all adjournments and postponements thereof with authority to vote said stock on the matters set forth below.

           The Board of Directors recommends a vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS. David B. Barr, David J. Breazzano, David H. Eisenberg, E. Peter Healey, Wendy T. Landon, Randy N. McCullough and Jerry Winston.

         [ ] FOR all nominees listed above, except that a vote shall be withheld from the following nominee(s) (insert names, if any)

                -----------------------------------------------------------.

         [  ]  WITHHOLD AUTHORITY to vote for all nominees.

         This proxy also grants to the proxyholders the discretionary power to vote the shares of Common Stock represented cumulatively for one or more of the above nominees other than those (if any) for whom authority to vote is withheld above.

2.       RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS.

         [  ] FOR              [  ] AGAINST            [  ] ABSTAIN

3. In their discretion, the proxyholders will vote upon such other business as may be properly brought before the meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                       Dated: ________________, 1999

                                       (Signature)

                                       (Signature)

                                       Please sign your name
                                       exactly as it appears on
                                       the left. Executors,
                                       administrators, trustees,
                                       guardians, attorneys and
                                       agents should give their
                                       full titles and submit
                                       evidence of the appointment
                                       unless previously furnished
                                       to the Company or its
                                       transfer agent. All joint
                                       owners should sign.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.